Exhibit 10.2

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is executed to be effective as of August 17, 2017, by IMPAC MORTGAGE CORP., a California corporation (hereinafter referred to as “Debtor”), in favor of MERCHANTS BANK OF INDIANA, an Indiana banking institution (hereinafter referred to as “Lender”).

Recitals:

A.                                    Lender has agreed to extend credit to Debtor in the principal amount of Thirty Million and 00/100 Dollars ($30,000,000.00), as evidenced by a certain Line of Credit Promissory Note of even date herewith executed by Debtor to Lender (the “Note”).

B.                                    As security for the payment and performance of the obligations of Debtor to Lender now existing or hereafter incurred, including without implied limitation those obligations arising under the Note, Lender requires that Debtor grant to Lender, and Debtor is willing to grant to Lender, a security interest in the Collateral (hereinafter defined).

Agreements:

In consideration of the foregoing Recitals and for other good and valuable consideration and to induce Lender to extend credit to Debtor, Debtor, intending to be legally bound, hereby covenants to and agrees with Lender as follows:

1.                                      Granting of Security Interest.  Debtor hereby grants and conveys to Lender a security interest in all of Debtor’s right, title and interest in and to the “Servicing Contract Rights” defined as the indivisible, conditional, non-delegable right of Debtor to service mortgage loans owned or guaranteed by (i) the Federal Home Loan Mortgage Corporation (“Freddie Mac”), pursuant to the Freddie Mac Single-Family Seller/Servicer Guide, as it may be amended from time to time (the “Freddie Mac Guide”) and the Purchase Documents (as such term is defined in the Freddie Mac Guide), together with all additions and accessions thereto, replacements and substitutions therefor, products thereof and proceeds therefrom, in each case related to or arising from mortgage loans owned by Freddie Mac (herein referred to collectively as the “Collateral”), to secure the payment and performance (a) of the indebtedness, liabilities and obligations of Debtor to Lender arising from the Note, whether direct or indirect, absolute or contingent, and all increases, extensions, renewals, and modifications thereof, and all costs, expenses or fees incurred by Lender in collection of any amount(s) secured hereby or in enforcing this Agreement, including without limitation, reasonable attorneys’ fees (all such indebtedness and obligations collectively referred to as the “Indebtedness”), and (b) of all other agreements of Debtor herein and in any other agreement executed by Debtor in connection with the Indebtedness.  For the avoidance of doubt, the Collateral does not include Debtor’s rights to servicing advance reimbursements due from Freddie Mac.  The security interest in the Collateral granted pursuant to this Section 1 is subject and subordinate in each and every respect (i) to all rights, powers and prerogatives of Freddie Mac under and in connection with the Freddie Mac Guide and the other Purchase Documents, which rights include, without limitation, the right of Freddie Mac to disqualify (in whole or in part) Debtor as an approved Freddie Mac Seller/Servicer, with or without cause, and the right to terminate (in whole or in part) the unitary, indivisible master servicing contract and to transfer and sell all or any portion of the Servicing Contract Rights, as provided in the Purchase Documents; and (ii) to all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of the Debtor to Freddie Mac.

2.                                      Representations, Warranties and Covenants of Debtor.  Debtor warrants, represents and covenants to Lender that:

(a)                                 The Collateral is now, and/or will be, in the possession or control of Debtor located and kept within the State of California;

(b)                                 Debtor will not change the location of its principal office or the location of any Collateral, without at least ten (10) days’ prior written notice to Lender;

(c)                                  Other than with respect to a security interest granted prior to the date hereof, no future financing statement, security agreement or other lien instrument covering all or any portion of the Collateral has been or will be executed, recorded or filed, except as expressly permitted under this Agreement; and

(d)                                 Debtor will pay all Indebtedness to Lender promptly when due.

(e)                                  The proceeds of the loan evidenced by the Note will be used only for the following limited purposes: (i) to fund Debtor’s purchase of additional mortgage servicing portfolios; (ii) to effect Debtor’s purchase of a mortgage banking company, and/or (iii) to fund Debtor’s working capital consistent with its residential mortgage business operations.

3.                                      Maintenance of Collateral.  Debtor shall be entitled to use and possession of the Collateral until the occurrence of an Event of Default (hereinafter defined) hereunder. The Collateral shall be used in the ordinary course of the operation of Debtor’s business and for no other purpose.  Debtor shall maintain the Collateral in secure fashion, shall pay all taxes and other charges thereon when due and shall defend the Collateral at all times against any and all adverse claims.  Debtor shall not, without the prior written consent of Lender, sell, transfer or convey any of the Collateral.  Debtor shall give prompt notice to Lender of any pledge, encumbrance, assignment or other process or action taken or pending, voluntary or involuntary, whereby a third party is to obtain or is attempting to obtain possession of or any interest in any of the Collateral.

4.                                      Limitation on Granting Security Interest.  Debtor and Lender acknowledges and agrees that Debtor’s grant of the security interest pursuant to Section 1 hereof is permitted only for the following limited purposes: (i) to fund Debtor’s purchase of additional servicing portfolios; (ii) to effect Debtor’s purchase of a mortgage banking company or (iii) to fund Debtor’s working capital consistent with its residential mortgage business operations.

5.                                      Indemnification.  Debtor agrees to pay, and to save Lender harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (1) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (2) with respect to, or resulting from, any delay in complying with any requirement of laws applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement, except as a result of the gross negligence or intentional acts of the indemnified party.  In any suit, proceeding or action brought by Lender under any account or contract for any sum owing thereunder, or to enforce any provisions of any account or contract, Debtor will save, indemnify and keep Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim recoupment or reduction of liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or it successors from Debtor.

6.                                      Prohibition Against Transfer and Encumbrances.   Debtor shall not without the prior written consent of Lender (a) create, grant, cause or permit any encumbrance, lien, mortgage, security interest, pledge or other similar interest to burden or affect, or attach to, in any manner or respect, the Collateral, (b) allow the sale, lease, conveyance, transfer, license, assignment or other disposal of, or attempted sale, lease, conveyance, transfer, license, assignment or other disposal of any of the Collateral, whether such event is voluntary, involuntary or by operation of law, or (c) make any covenant with respect to the Collateral (other than to Freddie Mac) which is of a nature identical or similar to any of the foregoing covenants and which is enforceable by any party other than Lender.

7.                                      Events of Default.  Each of the following shall constitute an “Event of Default” under this Agreement:

(a)                                 the occurrence of an event of default under the Note or any other agreement, instrument or document executed by Debtor in connection with the Indebtedness, and a failure to cure such default within the applicable cure period specified therein, if any, or under any other agreement, instrument or document executed by Debtor in favor of Lender; or

(b)                                 any failure to perform or observe any other of the term(s), covenant(s) or agreement(s) set forth in this Agreement, and a failure to cure such failure within ten (10) business days after notice thereof from Lender to Debtor.

8.                                      Remedies.  Lender shall have the right, but not the obligation, to file a Uniform Commercial Code (“UCC”) financing statement in the appropriate records perfecting Lender’s security interest in the Collateral and thereafter, subject to the terms of the Acknowledgement Agreement, dated on or about the date hereof, among Debtor, Lender and Freddie Mac (the “Freddie Mac Acknowledgement Agreement”), take possession of the Collateral and the proceeds thereof and do all acts necessary to enforce or collect the Indebtedness subject to the terms and conditions of the UCC.  Upon repossession, subject in all respects to the terms of the Freddie Mac Acknowledgement Agreement, Lender may retain the Collateral and any proceeds thereof in satisfaction of the obligations secured hereby or sell the Collateral at public or private sale in accordance with the UCC or any other applicable statute. In the event that Lender shall dispose of the Collateral after default, the proceeds of such disposition shall be applied in the following order: (a) to the reasonable expenses of retaking, holding, preparing for sale, selling and the like; (b) to the reasonable attorneys’ fees and legal expenses incurred by Lender; and (c) to the satisfaction of the Indebtedness.  Debtor agrees to release and hold harmless Lender from any and all claims arising out of the repossession of the Collateral.  In addition, upon the occurrence of any Event of Default, Debtor shall pay to Lender all reasonable attorneys’ fees incurred by Lender in the collection of any Indebtedness or the enforcement of any rights under this Agreement or any other agreement or document executed by Debtor in connection with all, or any part of, the Indebtedness and all other costs of collection.  In addition to, and not in lieu of, any other right or remedy of Lender, from and after the occurrence of any Event(s) of Default, the Indebtedness shall bear interest at the per annum default rate of interest specified in the Note until such time as such Event(s) of Default has been cured or the Indebtedness is otherwise paid in full.

9.                                      Waiver.  No waiver of any Event of Default or failure or delay to exercise any right or remedy by Lender shall operate as a waiver of any other Event of Default or of the same Event of Default in the future or of any right or remedy with respect to the same or any other occurrence.  All rights and remedies of Lender herein are cumulative and in addition to, not in lieu or limitation of, any rights and remedies Lender may have by law or at equity.

10.                               Execution of Documents.  At any time and from time to time, upon written request of Lender, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC in effect from time to time in any jurisdiction with respect to the liens created hereby.  Debtor hereby authorizes Lender to file (i) such financing statements covering the security interests of Lender in the Collateral and (ii) such amendment financing statements and correction statements relating to any financing statement covering the security interests of Lender in the Collateral, as Lender may deem necessary or advisable, at its reasonable discretion, to perfect its security interests and agrees that any filing fees incurred by Lender in connection with the filing of financing statements shall be immediately reimbursable by Debtor to Lender upon demand and shall be secured by this Agreement.

11.                               Notice.  Any written notice required or permitted by this Agreement must be in writing and shall be effective (a) five (5) business days after mailing by certified United States mail, postage prepaid with return receipt requested, or (b) the following business day after deposit (for overnight delivery) with a nationally-recognized commercial overnight carrier which provides for a return receipt, to the applicable addresses specified below:

if to Debtor:	Impac Mortgage Corp.
19500 Jamboree Road
Irvine, California 92612
Attention: Kathy J. Hancock

if to Lender:	Merchants Bank of Indiana
11555 N. Meridian Street, Suite 400
Carmel, Indiana 46032
Attention: Michael J. Dunlap

or, with respect to a party hereto, at such other address as may be specified by such party by notice hereunder.

12.                               Modification.  Any modification or rescission of this Agreement shall be ineffective unless in writing and signed by both parties hereto.  Notice of acceptance of this Agreement by Lender is hereby waived by Debtor.

13.                               Successors and Assigns.  No obligation or liability hereunder of Debtor may be assigned without the prior written consent of Lender, which consent may be arbitrarily withheld.  This Agreement and all rights and liabilities hereunder shall be binding upon Debtor and Debtor’s successors, assigns and legal representatives and shall inure to the benefit of Lender and Lender’s respective successors, assigns, heirs, beneficiaries and personal and legal representatives.

14.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

15.                               Captions.  The captions or headings herein have been inserted solely for the convenience of reference and in no way define or limit the scope, intent or substance of any provision of this Agreement.  Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

16.                               Invalidity of Any Provision.   If any provision (or portion thereof) of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Agreement or the application of such provision (or portion thereof) to any other person or circumstance shall be valid and enforceable to the fullest extent permitted by law.

17.                               Freddie Mac Acknowledgment Agreement.  In the event of any conflict between the terms hereof and the terms of the Acknowledgment Agreement by and among the Debtor, the Lender and Freddie Mac, the terms of the Acknowledgment Agreement shall prevail.

[Signatures on following page(s)]

IN WITNESS WHEREOF, Debtor has caused this Agreement to be executed by its duly authorized representative effective as of the day and the year first above written.

Debtor:

IMPAC MORTGAGE CORP.,
a California corporation

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

Before me, a Notary Public in and for said County and State, personally appeared                            , the                        of Impac Mortgage Corp., a California corporation, who, after having been duly sworn, acknowledged the execution of the foregoing Security Agreement for and on behalf of such corporation.

WITNESS my hand and Notarial Seal this            day of                  , 2017.

( ) Notary Public

My Commission Expires:	My County of Residence: